                                                                   Exhibit 10.12

                                                                  EXECUTION COPY


                    PROJECT COMMITTEE VOTE SHARING AGREEMENT


                  This PROJECT COMMITTEE VOTE SHARING AGREEMENT (this "Agreement") is entered into as of December 17, 1999 (the "Effective Date") by and between The Montana Power Company, a Montana corporation ("MPC" or a "Party"), and PP&L Montana, LLC, a Delaware limited liability company ("PP&L Montana" or a "Party").


                                R E C I T A L S:

                  A. The ownership, operation and maintenance of the Project is governed by that certain Ownership and Operation Agreement, dated as of May 6, 1981 and amended on October 11, 1991 and July 13, 1998, by and between MPC, Puget Sound Energy, Inc. (formerly named "Puget Sound Power & Light Company"), a Washington corporation, Avista Corporation (formerly named "Washington Water Power Company"), a Washington corporation, Portland General Electric Company, an Oregon corporation, and PacifiCorp (successor by merger to the Maine corporation named "Pacific Power & Light Company"), an Oregon corporation (as amended, modified and supplemented from time to time, the "Ownership Agreement").

                  B. Pursuant to that certain Asset Purchase Agreement, dated as of October 31, 1998, by and among MPC and PP&L Global, Inc., a Delaware corporation ("PP&L") (as amended, modified and supplemented from time to time, the "Asset Purchase Agreement"), MPC has agreed to sell and PP&L has agreed to purchase and accept through its affiliate, PP&L Montana, all of MPC's right, title and interest in Colstrip 3 and a 15% Project Share (referred to herein, even after such purchase and sale by PP&L Montana, as "MPC's Colstrip 3 Project Share"). PP&L Montana also will become the Operator of the Project. MPC is retaining all of its right, title and interest in Colstrip 4 and a 15% Project Share ("MPC's Colstrip 4 Project Share").

                  C. Pursuant to Section 17(a) of the Ownership Agreement, (i) MPC and its successors and assigns (including PP&L Montana) acting collectively shall appoint one (1) Committee member and (ii) such shared member shall vote as a unit MPC's Colstrip 3 Project Share and MPC's Colstrip 4 Project Share (the "Shared Vote"). The Parties desire to enter into this Agreement to establish the terms and conditions for the joint appointment of such shared member to the Project Committee and the taking of action (including casting the Shared Vote) by such member.

                  D. MPC's Colstrip 4 Project Share is subject to (i) the Participation Agreement dated as of December 16, 1985 (including all exhibits to same as actually executed by the parties thereto), by and among United States Trust Company of New York, a New York corporation ("USTC"), Louis P. Young, an individual ("Young" and, together
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with USTC, "Owner Trustee" or "Lessor"), MPC, Bankers Trust Company (the
"Indenture Trustee"), Mellon Leasing Corporation (the "Owner Participant" as assignee and successor to Burnham Leasing Corporation, the original Owner Participant)) and the Loan Participants identified therein and (ii) the Participation Agreement, dated as of December 16, 1985 (including all exhibits to same as actually executed by the parties thereto), by and among the Owner Trustee, MPC, the Indenture Trustee, SGE (New York) Associates (the "Owner Participant") and the Loan Participant identified therein (items (i) and (ii) collectively, together with all exhibits thereto, as separately executed, and as amended, modified and supplemented from time to time, the "Colstrip 4 Leveraged Lease Documents").


                  NOW, THEREFORE, in consideration of the foregoing premises, and for other consideration the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows:


                                    AGREEMENT

                                   ARTICLE I

                          DEFINITIONS & INTERPRETATION

         Section 1.1 Definitions. In this Agreement, the following capitalized terms have the meanings assigned below.

                  (a) "Appointee" means any of a Chairman Appointee, an MPC Appointee or a PP&L Appointee.

                  (b) "Authorized Officer" means, with respect to a Party, any officer of such Party.

                  (c) "Cause" means a finding by an arbitrator that PP&L Montana is in material breach of its obligations as Operator. Any such arbitration shall be conducted pursuant to Section 18 of the Ownership Agreement.

                  (d) "Chairman Appointee" has the meaning assigned in Section 2.1(b).

                  (e) "Classification Objection" means an Objection on the grounds that the other Party has incorrectly classified the subject matter of the Proposal.

                  (f) "Colstrip 3" means such portion of the Project commonly known as "Colstrip Unit 3" and the corresponding interest in the facilities the use of which is common to Units 3 and 4 (only), the Common Facilities and related facilities, real property and property rights.

                  (g) "Colstrip 3 Proposal" means a Proposal that relates solely to Colstrip 3.


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                  (h) "Colstrip 4" means such portion of the Project commonly known as "Colstrip Unit 4" and the corresponding interest in the facilities the use of which is common to Units 3 and 4 (only), the Common Facilities and related facilities, real property and property rights.

                  (i) "Colstrip 4 Proposal" means a Proposal that relates solely to Colstrip 4.

                  (j) "Disapproval Statement" means the written statement submitted to the other members of the Project Committee pursuant to Section 17(h) of the Ownership Agreement.

                  (k) "Lease Default Objection" means an Objection on the grounds that the manner in which the Shared Vote is intended to be cast can reasonably be expected to result in a Lease Default or Lease Event of Default (each as defined in the Colstrip 4 Leveraged Lease Documents).

                  (l) "Mixed Proposal" means a Proposal that is not a Colstrip 3 Proposal or a Colstrip 4 Proposal.

                  (m) "MPC Appointee" has the meaning assigned in Section
2.1(c).

                  (n) "Objection" means an objection by a Party (or such Party's Appointee) to the manner in which the Other Party's Appointee intends to use the Shared Vote. Only the following Objections may be asserted under this Agreement:
Classification Objections, Lease Default Objections or Prudency Objections.

                  (o) "Party Appointee" means either an MPC Appointee or a PP&L Appointee.

                  (p) "Poll" has the meaning assigned in Section 3.2(b).

                  (q) "PP&L Appointee" has the meaning assigned in Section
2.1(c).

                  (r) "Proposal" means any proposal being considered for action by the Project Committee. The subject matters of the Proposals are in one (only) of three classes: Colstrip 3 Proposals, Colstrip 4 Proposals and Mixed Proposals.

                  (s) "Prudency Objection" means an objection resulting from a good faith determination by an Authorized Officer of such Party that approval of the matter in question would be inconsistent with Prudent Generator Practice (such determination to be made on the assumption that such Party is a long-term owner (and not merely a lessee) of MPC's Colstrip 3 Project Share or MPC's Colstrip 4 Project Share, as appropriate).

                  (t) "Prudent Generator Practice" shall mean, at a particular time, any of those practices, methods, standards or acts engaged in or approved by a significant portion (which need not be a majority) of independent power producers at such time with respect to large fossil-generating facilities similar to the Project and owned or held under long-term lease by such independent power producers. Prudent Generator Practice is not intended to be limited to the


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optimum practice, method or act to the exclusion of all others, but rather is a spectrum of possible practices, methods, standards or acts having due regard for, among other things, manufacturers' warranties, engineering and operating considerations, equipment used and requirements of governmental authorities and the requirements of the Project Agreements.

         Section 1.2 Other Capitalization. Unless otherwise defined in this Agreement (including the Recitals), all other capitalized terms used in this Agreement have the meanings assigned to such terms in the Ownership Agreement.

         Section 1.3 Interpretation. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (e) any reference to the entirety or any part of any agreement or document shall refer to any amendment, supplement or replacement of the same. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

                                   ARTICLE II

                  APPOINTEES; GENERAL COVENANTS OF THE PARTIES

         Section 2.1 Appointment Processes.

                  (a) Unless otherwise agreed in writing by PP&L Montana and MPC, each Appointee appointed pursuant to this Agreement shall (i) have sufficient financial and/or operational experience with electric energy plants similar to the Project, (ii) be an individual who is an employee of one of the Parties to this Agreement, and (iii) serve in accordance with the applicable terms and provisions of this Agreement and the Ownership Agreement.

                  (b) Subject to Section 17(c) of the Ownership Agreement, during any period in which PP&L Montana (which for purposes of this Section 2.1(b) does not include any of PP&L Montana's successors or assigns) is the Operator, PP&L Montana shall have the sole right and power to appoint the Chairman of the Project Committee (the "Chairman Appointee"). The Chairman Appointee, as such, shall not have the power to vote regarding any portion of the Shared Vote.

                  (c) PP&L Montana shall appoint the individual and alternates (the "PP&L Appointee") who shall be entitled to use the Shared Vote on PP&L Montana's behalf under this Agreement and MPC shall appoint the individual and alternates who shall be entitled to use the Shared Vote on MPC's behalf under this Agreement (the "MPC Appointee").

                  (d) Notice of any appointment made pursuant to this Section
2.1 shall be delivered in writing not later than one business day prior to the effective date of such


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appointment. Nothing in this Section 2.1 is intended to limit the Parties'
ability to agree in writing to alter the selection process for any Appointee.

         Section 2.2 Appointee Obligations. During his or her term each Appointee shall serve in good faith and act in accordance with this Agreement, and the Chairman Appointee shall promptly provide each Party Appointee with copies of all documents sent to members of the Project Committee regarding the Project. If an Appointee breaches any of its material obligations under this Agreement, such Appointee shall be removed by the appointing Party promptly after receipt of written notice from the non-appointing Party, which notice shall describe the breach. A replacement Appointee shall be selected in the manner of selecting the Appointee set forth in Section 2.1.

         Section 2.3 General Acknowledgments and Agreements. The Parties hereby make the following acknowledgements and agreements:

                  (a) Wherever either Party's approval, consent or agreement is required under this Agreement, it is understood that such approval, consent or agreement shall not be unreasonably withheld, delayed or conditioned unless this Agreement specifically provides that a different standard should apply; provided that waivers shall not be bound by this Section 2.3(a).

                  (b) Neither Party shall cause a Party Appointee to vote to take or omit to take any action that would be likely to have the direct or indirect effect of (i) conferring a benefit on Colstrip 3 without also conferring a proportionate benefit on Colstrip 4 or (ii) imposing a burden on Colstrip 4 without proportionately burdening Colstrip 3.

                  (c) The Parties shall maintain in confidence the communications, discussions and deliberations with the Appointees and between the Parties regarding the advice to, consultation with, and the establishment of strategy and casting of votes with respect to the Shared Vote; provided that (i) the obligation set forth herein shall not be construed to prohibit disclosure to a Party's employees, shareholders, directors, officers, advisors, agents, representatives or lenders and (ii) the Parties may mutually agree to disclose some or all of the communications, discussions or deliberations addressed hereby. Nothing in this Section 2.3(c) shall constitute a waiver of, or agreement not to assert, any attorney-client, work product, or other privilege unless otherwise available with respect to a Party, its Appointees (and, in the case of PP&L Montana, the Chairman Appointee) and their separate deliberations and consultations.

                  (d) The Parties shall cooperate with one another in good faith regarding the advice of and consultation with the Appointees, the correct subject matter classification of Proposals hereunder and the establishment of strategy and casting of votes with respect to MPC's Colstrip 3 Project Share and MPC's Colstrip 4 Project Share. If any Proposal can reasonably be expected to adversely affect either Party's rights or obligations under this Agreement, then the Parties shall consult in good faith and attempt to agree on a course of action to take with respect to the Proposal. This covenant


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         to cooperate includes, without limitation, the obligation to provide the other Party with notice of any conflict or disagreement as soon as reasonably practicable.

                  (e) Nothing contained herein shall prohibit an Appointee from advancing any argument or taking any position at a Project Committee meeting inconsistent with the official vote being cast by the Shared Vote, and the Parties shall not interfere with an Appointee's efforts to communicate with the Project Committee on any matter properly before the Project Committee.

                  (f) Until PP&L Montana shall no longer be the Operator, the Party Appointees selected pursuant to this Agreement, when casting the Shared Vote, shall be considered the Operator's Committee member under the Ownership Agreement (particularly Section 17 thereof).

                  (g) MPC's Colstrip 4 Project Share is subject to the terms and provisions of the Colstrip 4 Leveraged Lease Documents and the Parties acknowledge that pursuant to Section 24.1(b) of the Lease (as defined in each of the Colstrip 4 Leveraged Lease Documents), the lessors thereunder may, in certain instances, direct voting of the Shared Vote if a Lease Default or Lease Event of Default has occurred and is continuing.

                  (h) This Agreement does not apply to rights, votes, approvals, consents, waivers or the like that are to be made or exercised directly by Owners or Project Users under the Ownership Agreement (as opposed to rights, votes, approvals, consents, waivers or the like designed to be made or exercised by the members of Project Committee or the Project Committee as a whole). The Party Appointees shall not have the power to bind the Parties beyond their ability to cast the Shared Vote hereunder; it being understood that Appointees may waive Objections but do not, in capacities as such, have the power to waive any other rights under this Agreement.

                  (i) With respect to Proposals that it may make in it its role as Operator, PP&L Montana agrees that it shall promptly consult with MPC in advance and in good faith regarding any Proposal to be considered for action by the Project Committee.

                  (j) The Appointees have the full authority to act on behalf of the Party that designated such Appointee; the action of an Appointee at a Project Committee meeting (or through a written consent) shall bind the Party and hold such Party responsible for all liabilities and obligations arising out of such action (whether intentional, unintentional or derivative) and the other Party shall be entitled to rely on such action without further inquiry or investigation as to the actual authority (or lack thereof) of such Appointee.

         Section 2.4 Rights of Protected Persons. Each Appointee (collectively, the "Protected Persons") may rely and shall be protected in acting and refraining from action upon any


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instruction from the Party appointing such Protected Person. Each Protected
Person may consult with counsel (who may be internal counsel to the Party appointing such Protected Person) and any advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by such Protected Person hereunder in good faith and believed by such Protected Person to be authorized or within his or her discretion, rights or powers conferred upon him or her by this Agreement. Furthermore, each Party agrees that its exclusive remedy for a breach of this Agreement shall be an action against the other Party in the manner permitted by this Agreement.

                                  ARTICLE III

                               THE VOTING PROCESS

         Section 3.1 Voting Rights and Objections Generally.

                  (a) The Shared Vote shall be cast strictly in accordance with this Agreement and furthermore shall be cast by one of the Party Appointees depending on the subject matter of each Proposal. Objections shall be communicated as soon as possible but in any event prior to the casting of an official vote by the Project Committee as follows: (i) the Objection shall be communicated verbally by telephone or in person to the other Party Appointee for any Proposal received on the day of the Project Committee meeting in which such Proposal is to be considered and (ii) the Objection shall be communicated in writing delivered via facsimile or in person and verbally by telephone or in person to the other Party Appointee for any Proposal received prior to the day of the Project Committee meeting in which such Proposal is to be considered. Subject to Section 3.1(c), the types of Objections which may be raised and the manner in which the Shared Vote may be cast are set forth on the chart below. If a Party Appointee is absent from a Project Committee meeting and appropriate alternate arrangements consistent with the Ownership Agreement have not been made (except for such absences due to an emergency or similar circumstances beyond such Appointee's control), the other Party may cast the Shared Vote.


---------------------------------------------------------------------------------------------------------------------
                   VOTING RIGHTS IF NO
SUBJECT MATTER     OBJECTION IS RAISED    PERMITTED OBJECTIONS    DEFAULT RESOLUTION AFTER AN OBJECTION IS RAISED
---------------------------------------------------------------------------------------------------------------------
Colstrip 3         PP&L Appointee casts   Classification         If a Classification Objection:  The Proposal shall
Proposal           the Shared Vote.       Objection or Lease     be re-classified as a Colstrip 4 Proposal or a
                                          Default Objection.     Mixed Proposal pursuant to MPC's instructions and
                                                                 the Shared Vote shall be cast by the Party
                                                                 entitled thereto, unless PP&L Montana contests the
                                                                 Classification Objection under Article IV.

                                                                 If a Lease Default Objection:  MPC Appointee casts
                                                                 the Shared Vote unless PP&L Montana contests the
                                                                 Lease Default Objection under Article IV.
---------------------------------------------------------------------------------------------------------------------


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
---------------------------------------------------------------------------------------------------------------------
                   VOTING RIGHTS IF NO
SUBJECT MATTER     OBJECTION IS RAISED    PERMITTED OBJECTIONS    DEFAULT RESOLUTION AFTER AN OBJECTION IS RAISED
---------------------------------------------------------------------------------------------------------------------
Colstrip 4         MPC Appointee casts    Classification         The Proposal shall be re-classified as a Colstrip
Proposal           the Shared Vote.       Objection.             3 Proposal or a Mixed Proposal pursuant to PP&L
                                                                 Montana's instructions and the Shared Vote shall
                                                                 be cast by the Party entitled thereto, unless MPC
                                                                 contests the Classification Objection under
                                                                 Article IV.
---------------------------------------------------------------------------------------------------------------------
Mixed Proposal     PP&L Appointee casts   Classification         If a Classification Objection:  The Proposal shall
                   the Shared Vote.       Objection, Lease       be re-classified as a Colstrip 3 Proposal or a
                                          Default Objection or   Colstrip 4 Proposal pursuant to MPC's instructions
                                          Prudency Objection.    and the Shared Vote shall be cast by the Party
                                                                 entitled thereto, unless PP&L Montana contests the
                                                                 Classification Objection under Article IV.

                                                                 If a Lease Default Objection:  MPC Appointee casts
                                                                 the Shared Vote unless PP&L Montana contests the
                                                                 Lease Default Objection under Article IV.

                                                                 If a Prudency Objection:  MPC Appointee casts the
                                                                 Shared Vote unless a valid Poll overrules the
                                                                 Objection under Section 3.2.  So long as a Poll
                                                                 may be conducted, Article IV does not apply to
                                                                 Prudency Objections.
---------------------------------------------------------------------------------------------------------------------

                  (b) If, despite the good faith efforts of both Parties (including, without limitation, attempts by the Chairman Appointee, PP&L Montana in its capacity as the Operator, the MPC Appointee and the PP&L Appointee to delay the Project Committee vote and to hasten the dispute resolution process) the Project Committee vote occurs prior to resolution of the validity of an Objection pursuant to Article IV, the Shared Vote shall not be cast.

                  (c) If PP&L Montana (which, for purposes of this Section 3.1(c), does not include any of PP&L's successors or assigns) shall not be entitled to participate in the selection or direction of the Chairman Appointee or the PP&L Appointee under the terms and provisions of any financing documents that encumber any of PP&L Montana's interest in the Shared Vote (except for the Colstrip 4 Leveraged Lease Documents), Proposals shall be voted in accordance with the provisions and chart set forth in Section 3.1(a) except that Mixed Proposals shall be voted in accordance with the following chart:


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
---------------------------------------------------------------------------------------------------------------------

                   VOTING RIGHTS IF NO
SUBJECT MATTER     OBJECTION IS RAISED    PERMITTED OBJECTIONS   DEFAULT RESOLUTION AFTER AN OBJECTION IS RAISED
---------------------------------------------------------------------------------------------------------------------
Mixed Proposal     MPC Appointee casts    Classification         If a Classification Objection:  The Proposal shall
                   the Shared Vote.       Objection or Prudency  be re-classified as a Colstrip 3 Proposal or a
                                          Objection.             Colstrip 4 Proposal pursuant to PP&L Montana's
                                                                 instructions and the Shared Vote shall be cast by
                                                                 the Party entitled thereto, unless MPC contests
                                                                 the Classification Objection under Article IV.

                                                                 If a Prudency Objection:  PP&L Montana casts the
                                                                 Shared Vote unless a valid Poll overrules the
                                                                 Objection under Section 3.2.  So long as a Poll
                                                                 may be conducted, Article IV does not apply to
                                                                 Prudency Objections.
---------------------------------------------------------------------------------------------------------------------

                  (d) Notwithstanding any other provision of this Agreement, the Parties agree that, from the effectiveness of PP&L Montana's appointment as Operator through the tenth anniversary date of such effectiveness, the Shared Vote shall not be used in a manner to remove or substitute PP&L Montana as Operator other than for Cause.

         Section 3.2 The Conduct and Results of a Prudency Objection Poll.

                  (a) If a Party asserts a Prudency Objection, the non-objecting Party shall request that the Project Committee conduct a Poll regarding such Proposal as follows: (i) if the Prudency Objection is asserted on the day of or during the Project Committee meeting in which the Proposal is to be considered, the non-objecting Party shall request during the Project Committee meeting that a Poll be conducted during such meeting and (ii) if the Prudency Objection is asserted prior to the day of the Project Committee meeting in which the Proposal is to be considered, the non-objecting Party shall give notice both telephonically and by facsimile to the objecting Party that it will request that a Poll be taken at the Project Committee meeting.

                  (b) A valid "Poll" is one in which the requisite Project Committee members (including the Appointees selected pursuant to this Agreement) together representing sufficient Project Shares to meet the minimum percentage voting requirements under the Ownership Agreement present their good faith indication of how they intend to vote on the Proposal being considered. For purposes of conducting the Poll, (i) the Project Shares of MPC and PP&L Montana shall be separately tallied for purposes of the Poll and not counted as a single combined Shared Vote and (ii) for so long as PP&L Montana (which for purposes of this clause (ii) does not include any of PP&L Montana's successors or assigns) is the Operator, the PP&L Appointee (who shall be casting a Poll vote on behalf of MPC's Colstrip 3 Project Share) shall be deemed the "Operator's member" under the Ownership Agreement. Therefore, the results of a valid Poll shall present a pure tally of the Project Users' positions with respect to a Proposal based on each Project User's actual Project Share.


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                  (c) The official Shared Vote shall be cast to dispose of the
Proposal in a manner reflected by the Poll in light of the minimum percentage voting requirements under the Ownership Agreement. The fact that a Project Committee member casts an official vote that differs from its Poll vote shall have no bearing on the official Shared Vote cast in accordance with this Section 3.2(c). The Shared Vote cast may be changed only upon the concurrence of both Party Appointees and in accordance with the terms and provisions of the Ownership Agreement.

                  (d) Where, through the successful exercise of an Objection, a Party has cast the Shared Vote to reject a Proposal, such Party shall have the sole right and responsibility to submit a Disapproval Statement, and the other Party shall have no right to submit a Disapproval Statement representing the Shared Vote relating to such rejected proposal. If in accordance with Section 3.1(b) the Shared Vote was not cast, the Parties shall attempt to submit a Disapproval Statement that contains both Parties' positions on, and alternatives with respect to, the Proposal. In all other situations, the Parties shall cooperate in good faith to prepare and submit Disapproval Statements on behalf of the Shared Vote that present positions and alternative proposals that are agreeable to both Parties; it being the express preference of this Agreement that a Disapproval Statement actually be submitted within the time periods required under the Ownership Agreement.

                                   ARTICLE IV

                               DISPUTE RESOLUTION

         Section 4.1 Resolution of Disputes. All disputes between the Parties shall be resolved in accordance with this Article IV; provided that although a Party's assertion of an Objection shall not be considered a dispute subject to this Article IV, the other Party may contest the validity of an Objection (except for Prudency Objections, contests of which shall be resolved exclusively pursuant to Section 3.2) asserted hereunder. The Parties agree to make a diligent, good faith attempt to resolve all disputes before demanding arbitration hereunder. Such good faith attempt shall include a meeting between representatives of both Parties that are authorized to resolve the dispute, which meeting shall occur no later than two (2) business days after receipt by the intended Party of written notice of the dispute hereunder. The Parties acknowledge that time is of the essence in resolving all disputes under this Agreement.

         Section 4.2 Binding Arbitration.

                  (a) If the dispute remains unresolved for two (2) business days following the meeting described in Section 4.1, then either Party may request the commencement of binding arbitration to resolve such dispute by delivering written notice to the other Party. Subject to this Article IV, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect.

                  (b) No later than five (5) business days before the arbitration, each Party shall submit to the arbitrator such Party's proposed resolution of the dispute in writing, and the


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arbitrator shall be limited to selecting only one of the two proposed resolutions. No arbitration shall last longer than one (1) business day and the arbitrator shall be required to issue his or her final decision no later than two (2) business days prior to the Project Committee meeting of which the underlying Proposal will be considered. The arbitrator shall not have the power to award any other damages, grant any other relief or vary the provisions of this Agreement, and any decision or other order rendered by the arbitrator in contravention of this Agreement shall be invalid and constitute grounds for demanding a new arbitration.

                  (c) Each Party shall pay its own costs associated with the arbitration, but the Parties shall share the costs of the arbitration proceeding equally.

                  (d) Evidence concerning details of any settlement negotiations prior to arbitration shall not be permitted. The Parties further undertake to carry out without delay the provisions of any arbitral decision, and each agrees that any such decision may be enforced by any competent tribunal.

                  (e) Unless otherwise agreed in writing, MPC and PP&L Montana shall continue to perform their respective obligations hereunder during the pendency of any proceeding by the Parties in accordance with this Article IV.

                                   ARTICLE V

                               TERM & TERMINATION

     Section 5.1 Term. This Agreement shall become effective as of the date first written above and, subject to periodic suspension pursuant to Section 5.2, shall continue in full force and effect until (a) the effective date of an amendment to the Ownership Agreement that permits MPC's Colstrip 4 Project Share to be voted separately and independently from MPC's Colstrip 3 Project Share or
(b) the occurrence of the Lessor Possession Date (under any of the Colstrip 4 Leveraged Lease Documents).

         Section 5.2 Suspension. This Agreement shall be suspended automatically for any period during which the lessors under the Colstrip 4 Leveraged Lease Documents have exercised their rights pursuant to Section 24.1(b) of the Lease (as defined thereunder); provided that (i) the Chairman Appointee's obligation to deliver copies of documents as described in Section 2.2 (with the understanding that during the suspension period, the term "Chairman Appointee" is intended to describe the chairman of the Project Committee so long as such Person has been appointed by PP&L Montana or MPC) and Article VII shall continue in full force and effect during such suspension period and (ii) the remaining provisions of this Agreement shall continue in full force and effect as such provisions relate to performance by the Parties under this Agreement prior to the commencement of such suspension period.


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                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES


                  Each Party represents and warrants to the other Party that, as of the Effective Date:

                           (a) such Party is duly formed and validly existing under the laws of the jurisdiction of its organization and is duly authorized to do business in each other jurisdiction in which it is required to be so qualified with full power and authority to perform its obligations hereunder and that the execution, delivery and performance of this Agreement has been duly authorized by such Party;

                           (b) this Agreement has been duly executed and delivered by such Party and constitutes the legal, valid, binding and enforceable obligation of such Party enforceable in accordance with its terms against such Party subject to the effect of bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights generally, whether existing at law or in equity, by general equitable principles and by an implied covenant of good faith and fair dealing;

                           (c) no consent, approval or authorization of, or filing, registration or qualification with, any court or governmental authority on the part of such Party is required for the execution and delivery of this Agreement by such Party and the performance of its obligations and duties hereunder, other than those that have been made or obtained;

                           (d) such Party is in material compliance with all laws and legal requirements applicable to its business; and

                           (e) such Party holds a fifteen percent (15%) Project Share in the Project.

                                  ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1 Assignment; Third Party Beneficiaries. A transfer or assignment by either Party of any part of its interest under this Agreement to any other Person (an "Assignee") shall be subject to the non-assigning Party's receipt of written evidence that each of the following conditions has been satisfied: (a) the assigning Party shall be simultaneously transferring or assigning a corresponding portion of its Project Share to such Assignee, (b) such Assignee shall have assumed in writing the corresponding duties and obligations of the assigning Party which arise and are attributable to the period after the effective date of the assignment and (c) if a partial (but not a full) assignment of this Agreement is being effected, arrangements regarding the casting of the Shared Vote acceptable to the non-assigning Party shall be agreed upon in writing

(including, without limitation, by amending this Agreement). Except as explicitly provided herein, nothing in this Agreement, express or implied, is intended to confer on any person or entity other than the Parties and their successors and assigns permitted hereunder any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 7.2 Specific Performance. The Parties hereby declare that it is impossible to measure in money the damages that will accrue to a Party hereto by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any Party hereto institutes any action or proceeding to specifically enforce the provisions hereof, the Party against whom such action or proceeding is brought hereby waives the claim or defense therein that such Party has an adequate remedy at law, and such Party shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

         Section 7.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MONTANA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         Section 7.4 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 7.5 Notices and Communications.

                  (a) Unless otherwise specified herein, all notices under this Agreement shall be in writing and shall be (i) delivered personally; (ii) sent by a recognized overnight mail or courier service, with delivery receipt requested; or (iii) sent by facsimile transmission, followed by written confirmation, to the Parties at the addresses, telephone and facsimile numbers set forth on the signature pages hereto.

                  (b) All notices sent under this Agreement shall be effective when received by the other Party, except that any facsimile which is received after 5:00 p.m. at the location of the receiving Party shall be deemed to be effective on the next business day.

                  (c) Each Party may change its notice information set forth above by prior written notice to the other Party pursuant to this Section 7.5.

         Section 7.6 Amendments and Waivers. This Agreement may be amended, supplemented or otherwise modified only by a writing executed and delivered by each Party. No waiver of any right under this Agreement shall be binding unless such waiver is in a writing by the Party to be bound. No failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege under this Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this

Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         Section 7.7 Further Assurances; Cooperation in Seeking Amendment.

                  (a) Each of the Parties agrees to perform all such acts (including executing and delivering such instruments and documents) as reasonably may be requested by the other Party to fully effect the intent and each and all of the purposes of this Agreement.

                  (b) The Parties agree to cooperate and use commercially reasonable efforts to seek an amendment of the Ownership Agreement that will permit MPC's Colstrip 4 Project Share to be voted separately and independently from MPC's Colstrip 3 Project Share.

         Section 7.8 Conflicts. In the event of a conflict between the Asset Purchase Agreement, on the one hand, and this Agreement, on the other hand, the terms and provisions of this Agreement shall govern.

         Section 7.9 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 7.10 Survival. The representations and warranties set forth in
Article VI shall survive the Effective Date.

         Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which together shall constitute a single instrument.

         Section 7.12 Contract Only, etc. This Agreement creates a contractual relationship between the Parties and does not give rise to any fiduciary, quasi-fiduciary, partnership or other special relationship which would result in the implication of rights, duties or standards of care or performance other than such rights, duties and standards as would attend a contract between sophisticated commercial parties each represented by separate counsel. Except as expressly set forth herein, nothing in this Agreement is intended to limit or abridge PP&L Montana's rights, interests, responsibilities and liabilities as Operator.


                               [SIGNATURES FOLLOW]

                  IN WITNESS WHEREOF, each of the Parties has executed this Project Committee Vote Sharing Agreement as of the Effective Date.


                                   THE MONTANA POWER COMPANY


                                   By:             /s/ Richard F. Cromer
                                        ----------------------------------------
                                        Name: Richard F. Cromer
                                              ----------------------------------
                                        Title: Executive Vice President
                                               ---------------------------------


                                   Addresses for Notices:

                                   The Montana Power Company
                                   Energy Supply Division
                                   40 E. Broadway
                                   Butte, MT  59701
                                   Attention: Executive Vice President and
                                              Chief Operating Officer
                                   Telephone: (406) 496-5100
                                   Facsimile  (406) 497-2150


                                   With a copy of written notices to:

                                   The Montana Power Company
                                   40 E. Broadway
                                   Butte, MT  59701
                                   Attention: General Counsel
                                   Facsimile: (406) 497-2451


                                   PP&L MONTANA, LLC


                                   By:             /s/ Roger Petersen
                                        ----------------------------------------
                                        Name: Roger Petersen
                                              ----------------------------------
                                        Title:     President
                                               ---------------------------------


                                   Address for Notices:

                                   PP&L Montana, LLC
                                   US Bank Building
                                   303 North Broadway, Suite 400
                                   Billings, MT 59101
                                   Attention: David Kinnard, General Counsel
                                   Telephone: (406) 869-5100
                                   Facsimile: (406) 869-5149